EXHIBIT 10.1

KINETIC CONCEPTS, INC.

2003 NON-EMPLOYEE DIRECTORS STOCK PLAN

May 28, 2003

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ARTICLE I
DEFINITIONS

      1.1   Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned, controlled by, or controls the Company through the beneficial ownership of greater than 50% of the outstanding capital stock of the Company, as determined in accordance with Rule 13d-3 under the Exchange Act.

      1.2   Affiliated Participant. A Participant who is (i) receiving a management fee from the Company, or (ii) a principal of, or a non-employee Board member appointed by, a shareholder of the Company which is receiving a management fee from the Company.

      1.3   Agreement. A written agreement (including any amendment or supplement thereto) between the Company or an Affiliate of the Company and a Participant specifying the terms and conditions of an Option or a Restricted Stock Award, as the case may be, granted to such Participant.

      1.4   Board. The board of directors of the Company.

      1.5   Code. The Internal Revenue Code of 1986, as amended.

      1.6   Committee. A committee that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

      1.7   Company. Kinetic Concepts, Inc. and its successors.

      1.8   Date of Exercise. The date that the Participant tenders the exercise price of an Option.

      1.9   Effective Date. May 28, 2003.

      1.10   Exchange Act. The Securities Exchange Act of 1934, as amended.

      1.11   Fair Market Value. On any given date, Fair Market Value shall be determined by the applicable method described below:

            (a)  If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the NASDAQ National Market System or another NASDAQ automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be the closing selling price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined. If there is no closing selling price for the Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such a quotation exists.

            (b)  If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee.

      1.12   Grant Date. The date set forth herein in Article IV as the date of grant for an Option or Stock Award, notwithstanding that an Agreement with respect thereto may be executed or delivered thereafter.

      1.13.   Non-Affiliated Participant. A Participant who is not an Affiliated Participant.

      1.14   Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement.

      1.15   Participant. A member of the Board who is not employed by the Company or an Affiliate of the Company.

      1.16   Plan. The Kinetic Concepts, Inc. 2003 Non-Employee Directors Stock Plan.

      1.17   Restricted Stock Award. An award of shares of Stock granted under the Plan and subject to the restrictions set forth herein and in the Agreement executed in connection therewith.

      1.18   Restriction Period. The period of time during which restrictions apply to a Restricted Stock Award.

      1.19   Stock. The common stock, par value $0.001 per share, of the Company or any successor security.

      1.20   Stock Award. A Restricted Stock Award or an Unrestricted Stock Award granted under the Plan, as applicable.

      1.21   Underwriting Agreement. The agreement between the Company and the underwriter or underwriters managing the initial public offering of the Stock.

      1.22   Underwriting Date. The date on which the Underwriting Agreement is executed and priced in connection with the initial public offering of the Common Stock.

      1.23   Unrestricted Stock Award. An award of shares of Stock granted under the Plan which is not subject to vesting requirements or transferability restrictions (other than those required under Article IX, applicable law and any Company policy restricting the trading of shares of Stock by directors and officers).

ARTICLE II
PURPOSE OF PLAN

      The purpose of the Plan is to provide an incentive to enable the Company to attract and retain experienced and highly-qualified individuals to serve as directors of the Company, and to encourage stock ownership by such directors so that their interests are aligned with the interests of the Company and its shareholders. It is intended that Participants may acquire and maintain equity interests in the Company to align their interests with the Company's shareholders.

ARTICLE III
ADMINISTRATION

      3.1    Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option or Stock Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested in the Committee under the Plan, the Committee shall have complete authority to:

            (a)  Interpret all provisions of the Plan;

            (b)  Prescribe the form of any Agreement and notice and manner for executing or giving the same;

            (c)  Make amendments to all Agreements;

            (d)  Adopt, amend and rescind rules for Plan administration;

            (e)  Make all determinations it deems advisable for the administration of the Plan;

            (f)  Amend the terms of outstanding Options and impose terms and conditions on the shares of Stock issued pursuant to Stock Awards or upon the exercise of Options;

            (g)  Either at the time an Option or Stock Award is granted, or by subsequent action, to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales including, but not limited to restrictions under an insider trading policy, restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and restrictions as to the use of specific brokerage firms for any resales or transfers. Notwithstanding the foregoing, an amendment, restriction, condition or limitation that would have a material adverse effect on the rights of a Participant under an outstanding Option or Stock Award shall not be valid with respect to such Option or Stock Award without the Participant's consent;

            (h)  Waive conditions to and/or accelerate the exercisability or vesting of an Option or Stock Award, either automatically or upon the occurrence of specified events or otherwise in its discretion; and

            (i)  Determine the extent to which a leave of absence for military or government service, illness, temporary or permanent disability, or other reasons shall be treated as a termination, disability or interruption of service as a member of the Board.

      3.2   Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may restrict, limit or condition the use of any provision of the Plan in order to ensure compliance with Section 16(b) of the Exchange Act and the rules promulgated thereunder.

ARTICLE IV
ELIGIBILITY AND LIMITATIONS ON GRANTS

      4.1   Option Grants. Options shall be granted automatically as follows:

            (a)  Number. Each Participant shall automatically be granted an Option on a yearly basis to purchase a number of shares of Stock equal to $50,000 divided by the Fair Market Value of the Stock as of the Grant Date. The initial Grant Date for each Non-Affiliated Participant shall be on the earlier to occur of (i) the Effective Date, if the Participant is serving as a Board member on such date, or (ii) the first date after the Effective Date that such Participant is elected by the shareholders of the Company to serve as a Board member. The initial Grant Date for each Affiliated Participant shall be on the earlier of occur of (x): the Underwriting Date, or (y) the date on which the agreement pursuant to which a management fee is required to be paid, paid by the Company to the Affiliated Participant or the Affiliated Participant's employer shall be terminated. Each year thereafter, each Participant shall automatically be granted an additional Option to purchase a number of shares of Stock equal to $50,000 divided by the Fair Market Value of the Stock on the anniversary of the initial Grant Date, provided that he or she is serving as a Board member on each such date.

            (b)  Price. The exercise price of each share of Stock subject to an Option shall be the Fair Market Value of Stock on the Grant Date of such Option.

            (c)  Option Period. Each Option granted to a Participant will vest and become exercisable incrementally over a period of three years with one-twelfth (1/12) of the number of the shares of Stock subject to the Option vesting and becoming exercisable on the date which is three calendar months following the Grant Date, provided that the Participant remains a Board member on each such date. The right to exercise an Option shall terminate seven (7) years after the Grant Date, unless terminated sooner pursuant to any of the following:

                      (i)   If a Participant is terminated as a Board member on account of fraud, dishonesty or other acts detrimental to the interests of the Company, the Option, including any portion of the Option which has vested or is otherwise exercisable by the Participant, shall terminate as of the date of such termination.

                     (ii)   Upon the death or disability (as defined in Section 22(e)(3) of the Code) of a Participant, the Option shall fully vest on the date thereof and may be exercised within twelve (12) months after such death or disability. In the event a participant fails to be re-elected to serve as a Board member, the Option may be exercised, to the extent the Option had vested as of the Participant's last day of service as a member of the Board, within twelve (12) months of such an event. Thereafter, the Option shall terminate and no longer be exercisable.

                    (iii)  If a Participant is terminated as a Board member for any reason other than the circumstances described in subparagraphs (i) or (ii) above, the Option may be exercised, to the extent the Option had vested as of the date of termination of his directorship, within three (3) months after the effective date of such termination. Thereafter, the Option shall terminate and no longer be exercisable. Notwithstanding the foregoing, if the Participant becomes an employee of the Company or an Affiliate upon the termination of his directorship, the Option shall expire after the termination of his employment in a manner that is consistent with this subparagraph (iii).

            (d)  Rights of Participant. No Participant shall have any rights as a shareholder of the Company with respect to shares of Stock subject to Options prior to the date of exercise of such Option.

      4.2   Restricted Stock Awards. Restricted Stock Awards shall be granted automatically as follows:

            (a)  Number. Each Participant shall be automatically be granted a Restricted Stock Award with respect to a number of shares of Stock equal to $50,000 divided by the Fair Market Value of the Stock as of the Grant Date on a yearly basis. The initial Grant Date for each Non-Affiliated Participant shall be on the earlier to occur of (i) the Effective Date, if the Participant is serving as a Board member on such date, or (ii) the first date after the Effective Date that such Participant is elected by the shareholders of the Company to serve as a Board member. The initial Grant Date for each Affiliated Participant shall be in the earlier to occur of: (x) the Underwriting Date or (y) such earlier date on which the management fee paid to the Participant or the Participant's employer is terminated. Each year thereafter, each Participant shall automatically be granted an additional Restricted Stock Award with respect to a number of shares of Stock equal to $50,000 divided by the Fair Market Value of the Stock on the anniversary of the Grant Date initial Restricted Stock Award to such Participant, provided he or she is serving as a Board member on such date.

            (b)  Restrictions. The Restricted Stock Award shall be granted to a Participant only pursuant to an Agreement, which shall set forth such terms and conditions of the Restricted Stock Award as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan. During the Restriction Period, a Participant may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock subject to the Restricted Stock Award except in accordance with Article VI hereof. Except for any restrictions under applicable law or pursuant to any Company policy restricting the trading of shares of Stock by directors and officers, all restrictions imposed under the Restricted Stock Award shall lapse (i) upon the expiration of the Restriction Period, subject to the provisions of subparagraph (c) below or (ii) as provided under Section 8.3.

            (c)  Restriction Period. The rights of a Participant in respect of a Restricted Stock Award shall be subject to a Restriction Period commencing on the Grant Date and ending on the third anniversary of the Grant Date provided that:

                      (i)   If during the Restriction Period, the Participant is terminated as a Board member by death or disability (as defined in Section 22(e)(3) of the Code), or in the event the Participant fails to be re-elected to serve as a Board member, then for each full year such Participant served as a Board member during the Restriction Period, one-third (1/3) of the shares of Stock subject to the applicable Restricted Stock Award shall be deemed fully vested, and the restrictions with respect such vested shares shall lapse on the date of termination. Upon any such termination, if any portion of the Restricted Stock Award remains unvested pursuant to this subparagraph (i), Participant shall immediately return the share certificates for the Stock granted under the Restricted Stock Award to the Company and the Company will re-issue share certificates to Participant representing the vested portion of the Restricted Stock Award.

                      (ii)  If during the Restriction Period, a Participant is terminated as a Board member for any reason other than the circumstances described in subparagraph (i) above, the Restricted Stock Award shall terminate and Participant shall immediately return the share certificates for the Stock granted under the Restricted Stock Award to the Company.

            (d)  Rights of Participant. The Participant shall be entitled to delivery of certificates representing the shares of Stock granted under the Restricted Stock Award. Upon the grant of a Restricted Stock Award, the Participant receiving the grant shall be entitled to vote the shares of Stock and to receive any dividends paid thereon.

            (e)  Stock Certificates. A stock certificate registered in the name of each Participant receiving a Restricted Stock Award (or in the name of a trustee for the benefit of each Participant) shall be issued in respect of the shares of Stock issuable pursuant to such Restricted Stock Award. Such certificate shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Board or the Committee shall determine.

      4.3   Unrestricted Stock Awards. Unrestricted Stock Awards shall be granted automatically as follows:

            (a)  Number. Each Participant shall automatically be granted an Unrestricted Stock Award on a yearly basis with respect to a number of shares of Stock equal to $10,000 divided by the Fair Market Value of the Stock as of the Grant Date. The initial Grant Date for each Non-Affiliated Participant shall be the earlier to occur of (i) the Effective Date, if the Participant is serving as a Board member on such date, or (ii) the first date after the Effective Date that such Participant is elected by the shareholders of the Company to serve as a Board member. The initial Grant Date for each Affiliated Participant shall be on the earlier to occur of: (x) the Underwriting Date, or (y) the date on which the agreement pursuant to which a management fee is required to be paid by the Company to the Affiliated Participant or the Affiliated Participant's employer shall be terminated. Each year thereafter, each Participant shall automatically be granted an additional Unrestricted Stock Award with respect to a number of shares of Stock equal to $10,000 divided by the Fair Market Value of the Stock on the anniversary date of the initial Unrestricted Stock Award grant to such Participant, provided he or she is then serving as a Board member on such date.

            (b)  Rights of Participant. Ownership of shares under an Unrestricted Stock Award shall vest in the Participant immediately upon the Grant Date. The Participant shall be entitled to delivery of stock certificates representing the shares of Stock granted under the Unrestricted Stock Award. Upon the grant of an Unrestricted Stock Award, the Participant receiving the grant shall be entitled to all the rights of a shareholder of the Company.

ARTICLE V
STOCK SUBJECT TO PLAN

      5.1   Source of Shares. Upon the grant of a Stock Award or the exercise of an Option, the Company shall transfer to the Participant authorized but previously unissued shares of Stock or, if determined by the Board, shares of Stock that are held in treasury.

      5.2   Maximum Number of Shares. The maximum aggregate number of shares of Stock (including shares issuable upon exercise of all Options) that may be issued pursuant to this Plan is 400,000 shares, subject to increases and adjustments as provided in Article VIII. Should the exercise price of an Option under the Plan be paid with shares of Stock or should shares of Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an Option or the grant of a Stock Award, then the number of shares of Stock issuable under the Plan shall be reduced by the gross number of shares of Stock for which the Option is exercised, and not by the net number of shares of Stock issued to the Participant. If, on any Grant Date, there are not sufficient shares of Stock that remain available pursuant to this Section 5.2 to provide the grant on such date, then the number of shares of Stock subject to the grant on that date shall be determined on a pro-rata basis, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares of Stock subject to grants under Article IV are subject to adjustment in accordance with Article VIII.

      5.3   Forfeitures. If any Option or Restricted Stock Award granted hereunder is forfeited, expires or terminates for any reason, in part or whole, the shares of Stock subject thereto which are thus forfeited shall again be available for issuance under the Plan.

ARTICLE VI
TRANSFERABILITY OF OPTIONS AND
RESTRICTED STOCK AWARDS

      Any Option or Restricted Stock Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that an Option or Restricted Stock Award may be transferable to the extent provided in an Agreement. No right or interest of a Participant in any Option or Restricted Stock Award shall subject to any lien, obligation or liability of such Participant.

ARTICLE VII
METHOD OF EXERCISE OF OPTIONS

      7.1   Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in compliance with such requirements as the Committee shall determine, but in no event sooner than six months from the date of grant.

      7.2   Payment. Except as otherwise provided by the Option Agreement, payment of the exercise price of an Option shall be made (i) in cash, (ii) where the Stock is publicly traded on a recognized exchange or automated trading system, in actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, or such shorter or longer period, if any, as is required by the Company's accountants to avoid a charge to the Company's earnings for financial reporting purposes, (iii) where the Stock is publicly traded on a recognized exchange or automated trading system, through a special sale and remittance procedure pursuant to which a Participant shall concurrently provide irrevocable instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, (iv) in other consideration acceptable to the Committee, or (v) in a combination thereof; provided, however, that a form of payment other than cash is only acceptable to the extent that the same is approved by the Committee. Payment of the exercise price must include payment of tax withholding, as described in Section 7.3, in cash unless the Company consents to alternative arrangements for withholding.

      7.3   Withholding Tax Requirements. Upon exercise of an Option, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements, but only to the extent that the Company is required by law to withhold such amounts or that the Participant voluntarily elects for such withholding.

      7.4   Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and executes any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise.

      7.5   Fractional Shares. Only whole shares of Stock may be issued pursuant to a Stock Award or upon exercise of an Option. Any fractional shares resulting from the calculations under Sections 4.1, 4.2 and 4.3 shall be rounded down to the nearest whole share. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares of Stock have been purchased will be returned to the Participant in the form of cash.

ARTICLE VIII
ADJUSTMENT UPON CORPORATE CHANGES

      8.1   Adjustments to Shares. The maximum number of shares of Stock with respect to which Options or Stock Awards hereunder may be granted and which are the subject of outstanding Options or Stock Awards, and the exercise price of Options, shall only be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

            (a)  the Company effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

            (b)  the Company engages in a transaction which is described in section 424(a) of the Code; or

            (c)  there occurs any other event which in the judgment of the Committee necessitates such action; provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limit on Options or Stock Awards specified in Section 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Options or Stock Awards then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities. If an event described in paragraph (a), (b) or (c) occurs, the number of shares of Stock subject to each Option grant to be granted following such event pursuant to Section 4.1(a) shall not be adjusted to reflect such event unless the Board (in its sole discretion) determines otherwise.

      8.2  Substitution of Options on Merger or Acquisition. The Committee may grant Options or Stock Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes a director of the Company in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options or Stock Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

      8.3  Effect of Certain Transactions. The provisions of this Section 8.3 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a "Change in Control," as defined in Section 8.3(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event, and (ii) the Restriction Period on an outstanding Restricted Stock Award shall automatically expire and all restrictions imposed under such Restricted Stock Award shall immediately lapse.

            (a)  A Change in Control will be deemed to have occurred for purposes hereof if (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than an individual who is a shareholder on the date of the adoption of the Plan by the Board, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), or (2) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (3) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets. For purposes of this Section 8.3(a), "Voting Securities" of an entity shall mean any securities of the entity which vote generally in the election of its directors.

            (b)  In the event of a Change in Control, the Committee may provide, in its discretion and on such terms and conditions as it deems appropriate, either by the terms of the Agreement or by a resolution adopted prior to the occurrence of the Change in Control, that:

                      (i)  any outstanding Option shall be assumed by the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or other corporation that is a party to the transaction resulting in the Change in Control, in which event, (1) the shares of the Stock subject to such Option shall be substituted with the number and class of securities of the successor, surviving or other corporation that would have been issued to the Participant in exchange for shares of the Stock pursuant to the Change in Control transaction had the Option been exercised prior to such transaction, (2) notwithstanding Section 8.3(b)(i)(1) hereof, the number of such securities of the successor, surviving or other corporation that is made subject to such Option shall be adjusted as necessary so that the aggregate value of such securities shall be equal to the aggregate value of the consideration that would have been paid or issued to the Participant in exchange for the shares of Stock pursuant to the Change in Control transaction had the Option been exercised immediately prior to such transaction, and (3) the exercise price payable per share of Stock subject to such Option shall be appropriately adjusted provided, however, that the aggregate exercise price for such Option shall remain the same;

                     (ii)  any outstanding Option shall be converted into a right to receive cash on or following the closing date or expiration date of the Change in Control transaction in an amount equal to the aggregate value of the consideration that would have been paid or issued to the Participant in exchange for shares of the Stock pursuant to the Change in Control transaction had the Option been exercised immediately prior to such transaction less the aggregate exercise price of such Option;

                    (iii)  any outstanding Option cannot be exercised after such a Change in Control; or

                    (iv)  any outstanding Option may be dealt with in any other manner determined in the discretion of the Committee.

            (c)  Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Option to the extent such acceleration of vesting would cause the Participant or holder of such Option to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply (i) to the extent that the Company, an Affiliate or the acquirer are obligated to indemnify the Participant or holder for such excise tax liability under an enforceable "golden parachute" indemnification agreement, or (ii) the shareholder approval described in Q&A 7 of Prop. Treas. Reg. ss. 1.280G-1 issued under section 280G of the Code is obtained to permit the acceleration of vesting described in this Section (applied as if the shareholder approval date was the date of the Change in Control).

            (d)  Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company's equity securities that is approved by the Board shall not constitute a Change in Control.

      8.4   No Adjustment upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options or Stock Awards.

ARTICLE IX
COMPLIANCE WITH LAW AND REGULATORY APPROVAL

      9.1   General. No Option shall be exercisable, no shares of Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal, state and local laws and regulations including, without limitation, withholding tax requirements, federal and state securities laws and regulations and the rules and regulations of any government or regulatory agency or body and in compliance with the rules of all securities exchanges or self-regulatory organizations on which the Company's shares may be listed, which the Committee shall, in its discretion, determine to be necessary or applicable, in all respects. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised or a Stock Award is granted may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

      9.2   Representations by Participants. As a condition to the exercise of an Option or issuance of a Stock Award, the Company may require a Participant to represent and warrant at the time of any such exercise or grant that the shares are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Options or Stock hereunder.

ARTICLE X
GENERAL PROVISIONS

      10.1   Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

      10.2   Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

      10.3   Governing Law. The internal laws of the State of Texas (without regard to choice of law) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

      10.4   Compliance with Section 16 of the Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) promulgated under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

      10.5   Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option or Stock Award is not valid with respect thereto without the Participant's consent; and provided, further, that the shareholders of the Company must approve, in general meeting, any amendment that changes the number of shares in the aggregate which may be issued pursuant to Options or Stock Awards granted under the Plan. Such amendment must be approved coincident with or prior to the date Options or Stock Awards are granted with respect to such shares.

      10.6   Disputes and Dispute Resolution.

            (a)  Any and all claims arising out of or relating to the Plan, or the Committee's administration or interpretation of the Plan with respect to any Participant, shall be resolved by binding arbitration which shall be the sole and exclusive method of resolving such disputes or claims and shall be in lieu of any trial before a court of jury. The Committee, in offering an option grant under this Plan, and a Participant, in accepting any option grant under the Plan, expressly waive any and all rights to a trial before a court or jury regarding any disputes and claims which arise from or relate to the Plan, and any option grant made under the Plan.

            (b)  Arbitration shall be conducted within Bexar County, Texas before a single neutral arbitrator selected jointly by the Committee and the Participant in accordance with the rules of the American Arbitration Association ("AAA") rules and applicable law then in effect. However, the standard of review to be applied by the Arbitrator shall be whether the Committee's disputed act, omission or decision with respect to the Participant was contrary to any Plan provision or otherwise arbitrary and capricious.

            (c)  To the extent that any of the provisions of this Section 10.6 or the AAA Rules conflicts with applicable law for the arbitration of contract disputes, the provisions or procedures required by applicable law shall govern.

                                                                                    /s/ DENNERT O. WARE_
                                                                                         Dennert O. Ware,
                                                                             Chief Executive Officer and President